UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 10, 2006

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011

(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

On August 10, 2006, ATT Holding Co. issued a press release relating to Ames True Temper, Inc.'s results of operations for its fiscal quarter ended July 1, 2006 and filed a Current Report on Form 8-K. This amended Current Report on Form 8-K is being filed to replace Exhibit 99.1 to reflect the actual press release issued. The press release previously filed as Exhibit 99.1 to the Form 8-K contained the following errors: (i) the date of the audited consolidated balance sheet of ATT Holding Co. on page 3 was incorrectly stated to be as of October 1, 2006 and (ii) the reconciliation of Net Income to Adjusted EBITDA on page 7 was incorrectly stated to be for the thirteen week periods ended July 1, 2006 and June 25, 2006.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished herewith:
99.1    Press Release issued on August 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date:    August 14, 2006

By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)